Exhibit 7.09

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE SUCH INFORMATION IS NOT MATERIAL AND DISCLOSURE THEREOF WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY. THE REDACTED TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

FRAMEWORK Agreement

This Framework Agreement is entered into as of July 18, 2022 (this “Agreement”) by and among Uxin Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Uxin”), Mr. Kun Dai (戴琨), a PRC individual with PRC identity card no. of [***] (the “Founder”), the Affiliates of Uxin identified on Schedule A hereto (collectively, the “Uxin Entities”, and together with Uxin and the Founder, the “Uxin Parties”), 58.com Holdings Inc., a business company incorporated under the laws of the British Virgin Islands (“58.com”) and the Affiliates of 58.com identified on Schedule B hereto (collectively, the “58.com Entities”, and together with 58.com, the “58.com Parties”). Each of the Uxin Parties and the 58.com Parties is hereinafter referred to as a “Party”, and together as the “Parties”.

WHEREAS, Uxin and 58.com are parties to that certain convertible note purchase agreement dated as of May 29, 2019 (the “May 2019 CNPA”), pursuant to which Uxin issued to 58.com a convertible promissory note in the principal amount of US$100,000,000 on June 10, 2019 (the “Original 58.com Note”);

WHEREAS, Uxin and 58.com and certain other parties entered into that certain Supplementary Agreement in connection with the Convertible Note Purchase Agreement and Convertible Promissory Notes as of June 17, 2021 to amend certain terms and conditions of the May 2019 CNPA and the Original 58.com Note (such note, as amended, the “58.com Note”, and the May 2019 CNPA, as amended, the “CNPA”); Uxin is obligated to repay the 58.com Note in instalments pursuant to the terms of the 58.com Note;

WHEREAS, Uxin and certain other Uxin Parties and certain 58.com Entities entered into that certain Business Cooperation Agreement (业务合作协议) on or around May 29, 2019 (such agreement, as amended, the “BCA”), under which the applicable 58.com Parties have claims against Uxin and the applicable Uxin Parties for payments in connection with advertisement services provided by the applicable 58.com Parties thereunder;

WHEREAS, Uxin and certain other Uxin Parties and certain 58.com Entities are parties to that certain Asset and Business Transfer Agreement (资产与业务转让协议), dated as of March 24, 2020, regarding the transfer of certain to B used cars business (B端客户业务) from the applicable Uxin Parties to the applicable 58.com Parties (such agreement, as amended by the supplementary agreements or amendments set forth on Schedule C, the “To B APA”), under which the applicable Uxin Parties have claims against the applicable 58.com Parties for certain payments;

WHEREAS, Uxin and certain other Uxin Parties and certain 58.com Entities are parties to that certain Asset Transfer Agreement (资产转让协议), dated as of September 30, 2019, regarding the transfer of certain loan facilitation business from the applicable Uxin Parties to the applicable 58.com Parties (such agreement, as amended by the supplementary agreements or amendments set forth on Schedule D, the “Loan Facilitation APA”), under which differences arose between the applicable Uxin Parties and the applicable 58.com Parties on their respective rights to receive payments from and respective obligations to make the payments to the counter parties;

WHEREAS, after a series of discussions, the Parties believe it is in their best interests to reach a prompt resolution to settle and release any and all monetary claims between the Uxin Parties and the 58.com Parties under the CNPA, the 58.com Note, the BCA, the To B APA and the Loan Facilitation APA.

NOW, THEREFORE, the Parties, in consideration of the foregoing, the mutual undertakings, conditions, representations and covenants set forth herein and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:

1.                  Definitions and Interpretation.

(a)               Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i)                 “ADSs” means the American Depositary Shares, each representing three Class A Ordinary Shares.

(ii)              “Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

(iii)            “Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions in the State of New York, the PRC, the Hong Kong Special Administrative Region of the PRC or the Cayman Islands are required by law to be closed.

(iv)             “Class A Ordinary Shares” means Class A ordinary shares of Uxin, par value US$0.0001 each.

(v)               “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have the meanings correlative to the foregoing.

(vi)             “Encumbrance” means (A) any mortgage, charge, pledge, lien, hypothecation, deed of trust, title retention, title defect, security interest, encumbrance or other third-party rights of any kind securing or conferring any priority of payment in respect of any obligation of any Person, any other restriction or limitation; (B) any easement or covenant granting a right of use or occupancy to any Person; (C) any proxy, power of attorney, voting trust agreement, option, right of first offer, right of pre-emptive negotiation, or refusal or transfer restriction in favor of any Person; and (D) any adverse claim as to title, possession, or use, and includes any agreement or arrange for any of the same.

(vii)          “PRC” means the People’s Republic of China, excluding, for the purposes of this Agreement, the Hong Kong Special Administrative Region of the PRC, the Macau Special Administrative Region of the PRC and Taiwan.

(viii)        “Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

(ix)             “SEC” means the U.S. Securities and Exchange Commission.

(x)               “Securities Act” means the United States Securities Act of 1933, as amended.

(b)               Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph and Schedule references are to the Sections, paragraphs and Schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all Persons and vice versa. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

2.                  Obligations Offset. Subject to Section 6(a):

(a)               58.com hereby waives any claim against Uxin in relation to the first installment repayment in the amount of US$7,000,000 (the “First Installment 58.com Note Repayment”) under the 58.com Note;

(b)               the Uxin Parties, on the one hand, and the 58.com Parties, on the other hand, hereby waive any and all claims against the other Parties in connection with or arising out of the BCA;

(c)               the Uxin Parties, on the one hand, and the 58.com Parties, on the other hand, hereby waive any claim against the other Parties for payments in connection with or arising out of the To B APA or for breach of representations and warranties with respect to “Target Assets (标的资产)” or “Target Business (标的业务)” (each as defined in section 1.1 of the To B APA), or any obligations and liabilities regarding any accounts payable, refund, repayment, deduction, restoration, and payment in cash and/or in kind, each in connection with or arising from the “Target Assets (标的资产)” or “Target Business (标的业务)”; the 58.com Parties further confirm that all “Target Assets (标的资产)” (excluding “Target IP (标的知识产权)” as defined in section 1.1 of the To B APA) and “Target Business (标的业务)” that are required to be transferred or assigned to the 58.com Parties pursuant to the To B APA prior to the date hereof have been transferred or assigned to the 58.com Parties in accordance with the terms of the To B APA and the Uxin Parties are hereby released and discharged from any obligations to transfer or assign such asset or business (the claims, liabilities and obligations waived under this Section 2(c), collectively, the “Waived Obligations under the To B APA”); and

(d)               the Parties agree that each Party under the Loan Facilitation APA is hereby released and discharged from (i) any liabilities for the breach of representations and warranties with respect to the “Target Assets (标的资产)” as defined under section 1 of the Loan Facilitation APA, and (ii) any obligations and liabilities regarding any accounts payable, refund, repayment, deduction, restoration, and payment in cash and/or in kind, each in connection with or arising from the “Target Assets (标的资产)” (as defined under section 1 of the Asset Transfer Agreement (资产转让协议), dated as of September 30, 2019), in each case of (i) and (ii), except for obligations and liabilities regarding the covenants, cooperation obligations or arrangements in relation to the “Target IP (标的知识产权)” (as defined under section 1 of the Loan Facilitation APA); the Parties further confirm that all “Target Assets (标的资产)” (excluding “Target IP (标的知识产权)” that are required to be transferred or assigned pursuant to the Loan Facilitation APA prior to the date hereof have been transferred or assigned in accordance with the terms of the Loan Facilitation APA and each Party under the Loan Facilitation APA is hereby released and discharged from any obligations to transfer or assign such asset (the liabilities and obligations released and discharged under this Section 2(d), collectively, the “Waived Obligations under the Loan Facilitation APA”).

3.                  Conversion of the 58.com Note.

(a)               Uxin and 58.com hereby agree that 58.com will surrender the 58.com Note to Uxin in exchange for 183,495,146 Class A Ordinary Shares (the “Converted Shares”), which Uxin shall issue and deliver to 58.com pursuant to a note conversion and share exchange letter agreement between Uxin and 58.com in the form attached hereto as Exhibit A (the “Conversion Letter Agreement”). Upon the delivery by Uxin of the Converted Shares (the “Effective Time”) pursuant to the Conversion Letter Agreement, (i) all Uxin’s obligations under the 58.com Note will be fully satisfied and discharged, (ii) the 58.com Note will be extinguished without any further action from any Party, and (iii) 58.com will cease to hold the 58.com Note and thus automatically cease to be a party to that certain voting agreement, dated July 12, 2021, by and among 58.com, Uxin and certain other parties thereto. The Parties agree that Uxin’s delivery of a certified true copy of Uxin’s registered of members (which could be in electronic form) evidencing the Converted Shares being issued and allotted to 58.com together with duly executed share certificate(s) of the Converted Shares (which could be in electronic form, and if delivered in electronic form, with the original form to be delivered promptly following the date hereof), registered in the name of 58.com, constitute the delivery of the Converted Shares.

(b)               Unless all the Converted Shares are eligible for sale by 58.com without any restrictions or limitations pursuant to Rule 144 of the Securities Act, Uxin shall, upon a written request from 58.com, file a registration statement or, if applicable, a prospectus supplement with the SEC registering all the Converted Shares. Uxin further undertakes to assist 58.com in converting the Converted Shares into ADSs as soon as practicable by providing required documentations and instructions and taking any other necessary actions in a timely manner. 58.com shall reasonably cooperate with Uxin in connection with the conversion of the Converted Shares into ADSs.

4.                  Termination of the BCA. Subject to Section 6(a), the BCA as well as any and all rights and obligations thereunder are hereby mutually terminated without further force and effect, and no party shall have any further obligation or liability under or with respect to the BCA.

5.                  Mutual Releases.

(a)               Release of 58.com Parties by Uxin Parties. With the exception of claims to enforce this Agreement and subject to Section 6(a), each of the Uxin Parties, on behalf of itself, its Affiliates, directors, officers and successors, hereby releases and forever discharges the 58.com Parties and their respective Affiliates, directors, officers, managers, employees, attorneys, agents, representatives and advisors, successors and assignees (collectively, the “58.com Releasees”) from any and all actual or potential losses, claims, demands, proceedings, actions, causes of action, orders, obligations, debts and liabilities that such Uxin Party ever had, now have or hereafter can, shall or may have, known or unknown, at law or in equity, arising out of or in connection with:

(i)              the BCA;

(ii)              the Waived Obligations under the To B APA; or

(iii)            the Waived Obligations under the Loan Facilitation APA; (collectively, the “Uxin Claims”).

Each Uxin Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any 58.com Releasee, based upon any matter purported to be released hereby.

(b)               Release of Uxin Parties by 58.com Parties. With the exception of claims to enforce this Agreement and subject to Section 6(a), each of the 58.com Parties, on behalf of itself, its Affiliates, directors, officers and successors, hereby releases and forever discharges the Uxin Parties and their respective Affiliates, directors, officers, managers, employees, attorneys, agents, representatives and advisors, successors and assignees (collectively, the “Uxin Releasees”) from any and all actual or potential losses, claims, demands, proceedings, actions, causes of action, orders, obligations, debts and liabilities that such 58.com Party ever had, now have or hereafter can, shall or may have, known or unknown, at law or in equity, arising out of or in connection with:

(i)                 the 58.com Note, including any obligation of Uxin to make any payment under the 58.com Note;

(ii)              the CNPA;

(iii)            the BCA;

(iv)             the Waived Obligations under the To B APA; or

(v)               the Waived Obligations under the Loan Facilitation APA; (collectively, the “58.com Claims”).

The Founder is released and forever discharged from any and all actual or potential losses, claims, demands, proceedings, actions, causes of action, orders, obligations, contracts, agreements, debts and liabilities of whatsoever nature a 58.com Party ever had, now have or hereafter can, shall or may have, known or unknown, at law or in equity, in connection with the 58.com Note, the CNPA, the BCA, the Loan Facilitation APA, and the To B APA (other than the Founder’s non-compete obligations as provided in section 7.4 thereunder), where applicable.

Each 58.com Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Uxin Releasee, based upon any matter purported to be released hereby.

(c)               The Parties, on behalf of themselves as well as the 58.com Releasees and the Uxin Releasees, respectively, acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the settled matters, but that it is the intention of the Parties to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all 58.com Claims and Uxin Claims between any of the 58.com Parties, on the one hand, and any of the Uxin Parties, on the other hand, whether known or unknown, suspected or unsuspected, and without regard to the subsequent discovery or existence of additional or different facts. Each Party acknowledges, and shall be deemed to have acknowledged, that the inclusion of this paragraph was separately bargained for and was a key element of the settlement and was relied upon by each and all of the Parties in entering into this Agreement.

6.                  Effective Time; Remaining Obligations.

(a)               The waiver, termination and release set forth in Sections 2, 4 and 5 shall become effective as of the Effective Time.

(b)               Except to the extent expressly settled, waived and/or released as set forth in Sections 2, 3, 4 and 5 hereunder, all terms and conditions of the To B APA (including the obligation to grant license of certain trademarks to the applicable 58.com Parties) and the Loan Facilitation APA (including any undertakings, covenants, cooperation obligations, arrangements in relation to the “Target IP (标的知识产权)” and “Collecting Account (收款账户)” defined thereunder as set forth under sections 2.5, 7.2 (excluding sections 7.2.1 and 7.2.3) and 7.6 of the Loan Facilitation APA) shall remain unchanged and in full force and effect.

7.                  Cooperation. The 58.com Parties and the Uxin Parties agree to reasonably cooperate with each other in connection with the resolution of matters in connection with the business, contracts or other assets, or personnel related to the Loan Facilitation APA, to the extent such cooperation is reasonably necessary.

8.                  Further Actions. Without prejudice to, and not in limitation of, any other provision of this Agreement, the Parties shall use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable law and to executed and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

9.                  Representations and Warranties of the 58.com Parties. (a) Each of the 58.com Parties represents and warrants to the Uxin Parties as of the date hereof that:

(i)                 Existence. Such 58.com Party has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization.

(ii)              Capacity. Such 58.com Party has the requisite power and authority to enter into and perform its respective obligations under this Agreement and consummate the transactions contemplated hereby.

(iii)            Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by such 58.com Party, and assuming the due authorization, execution and delivery by the Uxin Parties, this Agreement is a valid and binding agreement of such 58.com Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(iv)             Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any provision of the memorandum and articles of association or other constitutional documents of such 58.com Party, (B) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which such 58.com Party is subject, or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which such 58.com Party is a party or by which such 58.com Party is bound or to which any assets of such 58.com Party are subject, in each case of the foregoing (B) and (C), in such a manner that would materially and adversely affect such 58.com Party’s ability to consummate the transactions contemplated hereby.

(v)               Litigation. There is no action, suit or proceeding, pending or, to the knowledge of such 58.com Party, threatened against such 58.com Party that questions the validity of this Agreement or the right of such 58.com Party to enter into this Agreement to consummate the transactions contemplated hereby.

(vi)             Consents and Approvals. Neither the execution and delivery by such 58.com Party of this Agreement, nor the consummation by such 58.com Party of any of the transactions contemplated hereby, nor the performance by such 58.com Party of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party.

(b)       58.com further represents and warrants to the Uxin Parties as of the date hereof that:

(i)                 Regulation S Eligibility; Restriction on Resale. It is acquiring the Converted Shares in an “offshore transaction” (as defined in Regulation S) in reliance upon the exemption from registration provided by Regulation S. 58.com is not a U.S. person as defined in Rule 902 of Regulation S and is located outside of the United States. 58.com understands that the Converted Shares have not been registered under the Securities Act or any U.S. state law and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act and applicable U.S. state law.

(ii)              Investment Experience. 58.com is a sophisticated purchaser with knowledge and experience in financial and business matters such that 58.com is capable of evaluating the merits and risks of the investment in the Converted Shares. 58.com is able to bear the economic risks of an investment in the Converted Shares. 58.com understands that securities prices are a function of a large number of variables and that there is no way for Uxin to predict or otherwise gauge the market’s reaction to the disclosure of any material information. 58.com acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the investment in the Converted Shares. 58.com understands and acknowledges that Uxin has or may have information concerning Uxin and its Affiliates including the short term and long-term plans of Uxin and its Affiliates. With full recognition of the foregoing, and after discussing these matters with its counsel and such other advisors as it deems appropriate, 58.com wishes to consummate the transactions contemplated under this Agreement on the terms set forth herein.

10.              Representations and Warranties of the Uxin Parties. (a)        Each of the Uxin Parties (other than the Founder) represents and warrants to the 58.com Parties as of the date hereof that:

(i)                 Existence. Such Uxin Party has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization.

(ii)              Capacity. Such Uxin Party has the requisite power and authority to enter into and perform its respective obligations under this Agreement and consummate the transactions contemplated hereby.

(iii)            Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by such Uxin Party, and assuming the due authorization, execution and delivery by the 58.com Parties, this Agreement is a valid and binding agreement of such Uxin Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(iv)             Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any provision of the memorandum and articles of association or other constitutional documents of such Uxin Party, (B) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which such Uxin Party is subject, or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which such Uxin Party is a party or by which such Uxin Party is bound or to which any assets of such Uxin Party are subject, in each case of the foregoing (B) and (C), in such a manner that would materially and adversely affect such Uxin Party’s ability to consummate the transactions contemplated hereby.

(v)               Litigation. There is no action, suit or proceeding, pending or, to the knowledge of such Uxin Party, threatened against such Uxin Party that questions the validity of this Agreement or the right of such Uxin Party to enter into this Agreement to consummate the transactions contemplated hereby.

(vi)             Consents and Approvals. Except for those filings required to be made with the SEC and Nasdaq (including a Form 6-K) and the approvals and consents that have been obtained, assuming the accuracy of the representations and warranties of the 58.com Parties under this Agreement, neither the execution and delivery by such Uxin Party of this Agreement, nor the consummation by such Uxin Party of any of the transactions contemplated hereby, nor the performance by such Uxin Party of this Agreement in accordance with its terms, requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party.

(b)       Uxin further represents, warrants and undertakes to the 58.com Parties as of the date hereof that:

(i)                 Due Issuance of the Converted Shares. The Converted Shares, upon its issuance, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances except as imposed by applicable securities laws, and assuming the accuracy of the representations and warranties of the 58.com Parties under this Agreement, will be issued in compliance with all applicable securities laws. Accordingly, upon the delivery of the Converted Shares, 58.com will be entitled to all rights accorded to a holder of Uxin’s Class A Ordinary Shares and will be the record and beneficial owner of all such securities and have good and valid title to all such securities, free and clear of all Encumbrances except as imposed by applicable securities laws.

(ii)              SEC Documents. Uxin has timely filed or furnished and will timely file or furnish, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder (all of the foregoing documents filed with or furnished to the SEC and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing or furnishing dates (if amended prior to the date hereof, as of the date of the last such amendment), the SEC Documents complied in all material respects with the requirements of the Sarbanes-Oxley Act of 2002, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, as applicable to the respective SEC Documents, and, none of the SEC Documents, at the time they were filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts, agreements, arrangements, transactions or documents which are required to be described or disclosed in the SEC Documents or to be filed as exhibits to the SEC Documents which have not been so described, disclosed or filed. Other than the information already filed or furnished with the SEC, Uxin is in compliance with the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market in all material respects. Uxin and its Affiliates have taken no action designed to, or reasonably likely to have the effect of, delisting the ADSs from the Nasdaq Stock Market, and Uxin will make reasonable efforts to keep the listing of ADSs on the Nasdaq Stock Market, provided that this undertaking will terminate automatically upon 58.com ceasing to hold any Converted Share or any ADS to which the Converted Shares converted. Other than the information already filed or furnished with the SEC, Uxin has not received any notification that the SEC or the Nasdaq Stock Market is contemplating suspending or terminating such listing (or the applicable registration under the Exchange Act related thereto). Uxin is in compliance with the Sarbanes-Oxley Act of 2002 in all material respects.

(iii)            No Material Adverse Effect. Other than the information already filed or furnished with the SEC, since March 31, 2021, there has not been any events that would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (i) the financial condition, assets, liabilities, results of operations, business, or operations of Uxin and its subsidiaries, taken as a whole, except to the extent that any such Material Adverse Effect results from (x) the public disclosure of this Agreement or the transactions contemplated herein, (y) changes in generally accepted accounting principles that are generally applicable to comparable companies, or (z) changes in general economic and market conditions; or (ii) the ability of Uxin to timely perform its obligations under this Agreement.

11.              No Admissions. This Agreement is a compromise and is executed solely for the purpose of resolving pending matters described herein. This Agreement does not constitute an admission of liability by any Party.

12.              Miscellaneous.

(a)               No Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by any Uxin Party (including by operation of law) without the prior written consent of 58.com or by any 58.com Party (including by operation of law) without the prior written consent of Uxin, and any assignment or transfer without such consent shall be null and void and of no effect. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

(b)               Entire Agreement. This Agreement together with the CNPA, the 58.com Note, the BCA, the To B APA and the Loan Facilitation APA constitute the entire understanding and agreement between the respective Parties hereto with respect to the matters covered hereby, and supersede all prior agreements and understandings, oral or in writing, if any, between the Parties hereto with respect to such matters.

(c)               Governing Law; Third Party Rights; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective permitted successors and assigns and transferees, any rights or remedies under or by reason of this Agreement, except as expressly provided in this Agreement. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. In the case of any Dispute, there shall be three arbitrators. The claimant(s) shall have the right to appoint one arbitrator, the respondent(s) shall have the right to appoint another arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

(d)               Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

(e)               Notices. All notices, requests, demands, and other communications required or permitted to be given by one party hereto to the other party hereto under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of actual delivery if delivered personally, (ii) on the date sent if sent by facsimile, (iii) on the next Business Day following delivery to Federal Express for overnight courier service, or (iv) on the day of attempted delivery by the postal service if mailed by registered or certified mail, return receipt requested, postage paid, in each case as properly addressed or delivered as follows:

If to Uxin or any other Uxin Parties:	Uxin Limited [***]

If to 58.com or any other 58.com Parties:	58.com Holdings Inc. [***]

Any Party hereto may change its address for purposes of this Section 12(e) by giving the other Parties written notice of the new address in the manner set forth above.

(f)                Fees and Expenses. Each of the Parties shall pay its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby. 58.com shall bear all the fees and expenses in connection with the conversion of the Converted Shares into ADSs.

(g)               Confidentiality. (i) Each Party shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its Affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby, other than to its directors, officers, employees, Affiliates, auditors, counsels, consultants and other advisors and representatives who have a need to know such information, and (ii) each Party shall ensure that its Affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information, provided that nothing in this Agreement shall restrict any Party from disclosing information (A) that is already publicly available not as a result of a breach of this section, or (B) that may be required by applicable law.

(h)               Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(i)                 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the article or section so designated.

(j)                 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

Uxin Limited

By:	/s/ Kun Dai
Name:	Kun Dai
Title:	Director

/s/ Kun Dai
Kun Dai (戴琨)

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

凯枫融资租赁 （杭州）有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

优秦（陕西）汽车制造有限公司
/s/ Company Seal

By:	/s/ Qi Jin
Name:	Qi Jin
Title:	Legal Representative

优歆（上海）二手车经营有限公司
/s/ Company Seal

By:	/s/ Qi Jin
Name:	Qi Jin
Title:	Legal Representative

博裕融资租赁（天津）有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

深圳市优信鹏达二手车经纪有限公司
/s/ Company Seal

By:	/s/ Yong Liu
Name:	Yong Liu
Title:	Legal Representative

车伯乐（北京）信息科技有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

优舫（北京）信息科技有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

优信（陕西）信息科技集团有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

UcarEase Holding Limited

By:	/s/ Kun Dai
Name:	Kun Dai
Title:	Director

GloryFin International Group Holding Company Limited
（锦融国际控股集团有限公司）

By:	/s/ Feng Lin
Name:	Feng Lin
Title:	Director

HONGKONG QUEEN’S TECHNOLOGY CO., LIMITED
（香港皇后科技有限公司）

By:	/s/ Kun Dai
Name:	Kun Dai
Title:	Director

深圳春鑫宝业有限公司

By:	/s/ Kun Dai
Name:	Kun Dai
Title:	Director

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

西安优信鹏嘉二手车经纪有限公司
/s/ Company Seal

By:	/s/ Xintao Hu
Name:	Xintao Hu
Title:	Legal Representative

优辕（北京）信息科技有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

优信拍（北京）信息科技有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

优信互联（北京）信息技术有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

优估（上海）信息科技有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

上海优晗信息科技有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

深圳市优信鹏城二手车交易市场有限公司
/s/ Company Seal

By:	/s/ Qi Jin
Name:	Qi Jin
Title:	Legal Representative

优信数享（北京）信息技术有限公司
/s/ Company Seal

By:	/s/ Chengbin Li
Name:	Chengbin Li
Title:	Legal Representative

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

优信易手车（北京）信息技术有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

优臻（北京）商务咨询有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

北京优信睿达资产管理有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

福建优兴科技有限公司
/s/ Company Seal

By:	/s/ Zhen Zeng
Name:	Zhen Zeng
Title:	Legal Representative

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

58.com Holdings Inc.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Director

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

Golden Pacer

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Director

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

北京五八信息技术有限公司
/s/ Company Seal

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Legal Representative

五八同城信息技术有限公司
/s/ Company Seal

By:	/s/ Di Hu
Name:	Di Hu
Title:	Legal Representative

北京五八拍拍信息技术有限公司
/s/ Company Seal

By:	/s/ Di Hu
Name:	Di Hu
Title:	Legal Representative

[Signature Page to Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Framework Agreement as of the date first written above.

天津五八融鑫信息技术有限公司
/s/ Company Seal

By:	/s/ Ligang Chang
Name:	Ligang Chang
Title:	Legal Representative

天津五八金服有限公司
/s/ Company Seal

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Legal Representative

伍捌（深圳）融资租赁有限公司
/s/ Company Seal

By:	/s/ Fudong Zhou
Name:	Fudong Zhou
Title:	Legal Representative

北京五八满鑫信息技术有限公司
/s/ Company Seal

By:	/s/ Ligang Chang
Name:	Ligang Chang
Title:	Legal Representative

[Signature Page to Framework Agreement]

Schedule A
Uxin Entities

Schedule B
58.com Entities

Schedule C
To B APA Amendments

Schedule D
Loan Facilitation APA Amendments

Exhibit A

FORM OF NOTE CONVERSION AND SHARE EXCHANGE LETTER